UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2014

RXi PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54910	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Assignment and Exclusive License Agreement

On December 17, 2014, RXi Pharmaceuticals Corporation (“we,” “us,” “our” and the “Company”) entered into an assignment and exclusive license agreement, effective as of December 17, 2014, (the “Assignment and License Agreement”) with Hapten Pharmaceuticals, LLC (“Hapten”) under which Hapten agreed, effective at a closing that is scheduled to occur no later than February 2015 and that is subject to the satisfaction of certain closing conditions, to sell and assign to us certain patent rights and related assets and rights, including an investigational new drug application and clinical data, for Hapten’s Samcyprone™ gel products for therapeutic and prophylactic use (the “Product Candidates”). Samcyprone is a proprietary gel formulation of diphenylcyclopropenone (“DPCP”), an immunomodulation agent that works by initiating a T-cell response. Hapten has been developing the Product Candidates for alopecia areata, warts and cutaneous metastases of malignant melanoma. A Phase 2a trial to evaluate the efficacy and safety of Samcyprone for the treatment of viral warts has been completed and Phase 2a trials for the treatment of cutaneous metastases of various cancers including melanoma and for the treatment of alopecia areata are underway. Following the Company’s acquisition of the Product Candidates, we intend to continue their development by completing the ongoing Phase 2a studies and initiating Phase 2b studies in 2016.

Under the Assignment and License Agreement, Hapten will receive at closing an upfront payment from us, payable in cash and stock, and will be entitled to receive: (i) future milestone payments tied to the achievement of certain clinical and commercial objectives (all of which payments may be made at our option in cash or through the issuance of common stock, par value $0.0001 per share (the “Common Stock”)); and (ii) escalating royalties based on product sales by us and any sublicensees. We will have certain customary diligence obligations under the Assignment and License Agreement requiring us to use commercially reasonable efforts to develop and commercialize one or more products covered by the Assignment and License Agreement, which obligations, if not performed, could result in rights assigned or licensed to us reverting back to Hapten.

Purchase Agreement

On December 18, 2014, we entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company has the right to sell to LPC up to $10,800,000 in shares of Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement.

On any business day and as often as every other business day until April 17, 2017, and up to an aggregate amount of $10,800,000 (subject to certain limitations) in shares of Common Stock, the Company has the right, from time to time, at its sole discretion and subject to certain conditions, to direct LPC to purchase up to 50,000 shares of Common Stock (not to exceed $750,000 in total purchase proceeds per purchase date). The purchase price of shares of Common Stock pursuant to the Purchase Agreement will be based on the market prices of the Common Stock at the time of such purchases as set forth in the Purchase Agreement. The Company will control the timing and amount of any sales of Common Stock to LPC. The Company may increase the amount which it directs LPC to purchase, up to 75,000, 100,000, or 125,000 shares of Common Stock, if on the date of the purchase the closing sale price of the Common Stock is not below certain threshold prices, as set forth in the Purchase Agreement, subject in each case to a $750,000 cap in total purchase proceeds per purchase date. In addition, the Company may direct LPC to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of the Common Stock is not below the threshold price, as set forth in the Purchase Agreement.

The Company intends to use the net proceeds from this offering for working capital, to fund the development of the Company’s development programs, including the development of the Product Candidates, as well as the Company’s dermatology and ocular programs, as well as for other general corporate purposes.

All shares of Common Stock to be issued and sold to LPC under the Purchase Agreement will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-194956), filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, and declared effective on April 18, 2014 (the “Registration Statement”), and the prospectus supplement thereto dated December 18, 2014.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and LPC, limitations and conditions to completing future sale transactions, indemnification rights and other obligations of the parties. There is no upper limit on the price per share that LPC could be obligated to pay for Common Stock under the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to LPC under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. As a commitment fee for entering into the Purchase Agreement, the Company has agreed to issue to LPC 100,000 shares of Common Stock. The Company will not receive any cash proceeds from the issuance of these shares.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Purchase Agreement is included as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference. The foregoing descriptions of such agreement and the transactions contemplated thereby are qualified in their entirety by reference to such exhibit. The opinion of Gibson, Dunn & Crutcher, LLP is filed herewith as Exhibit 5.1 with respect to the validity of the issuance of the shares that may be offered and sold under the Purchase Agreement.

Item 1.02 Termination of a Material Definitive Agreement

As previously reported, on April 22, 2014, the Company entered into a purchase agreement with LPC (the “Prior Purchase Agreement”) pursuant to which and subject to the terms and conditions contained in the Prior Purchase Agreement, the Company had the right to sell to LPC up to $20,000,000 in shares of Common Stock over the 30-month term of the Prior Purchase Agreement. The Prior Purchase Agreement was terminable, among other things, by mutual agreement of LPC and the Company at any time. We sold a total of $2,000,000 in shares of our Common Stock to LPC under the Prior Purchase Agreement at $4.00 per share and previously issued 100,000 shares of Common Stock as a commitment fee under the Prior Purchase Agreement.

Immediately prior to entering into the Purchase Agreement, the Company and LPC executed a termination agreement dated December 18, 2014, whereby the parties mutually agreed to terminate the Prior Purchase Agreement effective immediately, and filed a supplement to the prospectus supplement dated April 22, 2014, terminating the offering under the Prior Purchase Agreement with respect to the $18,000,000 unsold balance under the Prior Purchase Agreement.

Safe Harbor Statement/Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this filing, including statements regarding the Company’s plans or other expectations, goals, objectives, strategies, timelines and legal matters are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with: the timeliness or occurrence of the closing of the Assignment and License Agreement; the success of the development plans for the Product Candidates; the timelines of the development plans for the Product Candidates; the actual usage or realization of anticipated benefits of the sales of Common Stock pursuant to the Purchase Agreement; and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the date of this filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Gibson, Dunn & Crutcher, LLP

10.1	Purchase Agreement, dated as of December 18, 2014, by and between RXi Pharmaceuticals Corporation and Lincoln Park Capital Fund, LLC

23.1	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: December 19, 2014	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Gibson, Dunn & Crutcher, LLP

10.1	Purchase Agreement, dated as of December 18, 2014, by and between RXi Pharmaceuticals Corporation and Lincoln Park Capital Fund, LLC

23.1	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)